Exhibit 99.1

ABERCROMBIE & FITCH CO. REPORTS DECLARATION OF QUARTERLY DIVIDEND
BOARD OF DIRECTORS DECLARES QUARTERLY CASH DIVIDEND OF $0.20 PER SHARE
New Albany, Ohio, February 21, 2014: Abercrombie & Fitch Co. (NYSE: ANF) today reported that on February 20, 2014, the Board of Directors declared a quarterly cash dividend of $0.20 per share on the Class A Common Stock of Abercrombie & Fitch Co., payable on March 18, 2014 to shareholders of record at the close of business on March 6, 2014.
About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. is a leading global specialty retailer of high-quality, casual apparel for men, women and kids with an active, youthful lifestyle under its Abercrombie & Fitch, abercrombie, Hollister Co., and Gilly Hicks brands. At the end of the 2013 fiscal year, the Company operated 843 stores in the United States and 163 stores across Canada, Europe, Asia and Australia. The Company also operates e‑commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.
Media Contact:
Public Relations
Abercrombie & Fitch
(614) 283-6192
Public_Relations@abercrombie.com

Investor Contact:
Brian Logan
Abercrombie & Fitch
(614) 283-6877
Investor_Relations@abercrombie.com